Exhibit 99.1

November 6, 2023

Atlanta Braves Holdings, Inc. Announces Launch of Secondary Public Offering of Common Stock

ENGLEWOOD, Colo.—(BUSINESS WIRE)— Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) (“Atlanta Braves Holdings”) today announced a proposed secondary public offering of 1,811,066 shares of its Series C common stock (the “Shares”) currently held by Liberty Media Corporation (“Liberty Media”). Liberty Media expects to exchange the Shares for certain indebtedness of Liberty Media held by an affiliate of J.P. Morgan Securities LLC (the “Selling Stockholder”) prior to the closing of the offering. The Selling Stockholder then expects to sell the Shares to the underwriter in the offering. Atlanta Braves Holdings is not selling any shares of its common stock and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder in the offering.

J.P. Morgan Securities LLC is acting as underwriter for the offering.

A shelf registration statement on Form S-1 (File No. 333-274438) relating to the resale of the Shares was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 29, 2023. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, by mail at 1155 Long Island Avenue, Edgewood, New York 11717, by telephone: (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed exchange and offering of Atlanta Braves Holdings common stock. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Atlanta Braves Holdings expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Atlanta Braves Holdings’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Atlanta Braves Holdings, including in its Registration Statement on Form S-1 (File No. 333-274438), as amended, as such risk factors may be amended, supplemented or superseded from time to time by Atlanta Braves Holdings’ subsequent filings with the SEC, for additional information about Atlanta Braves Holdings and about the risks and uncertainties related to Atlanta Braves Holdings’ business which may affect the statements made in this communication.

About Atlanta Braves Holdings, Inc.

Atlanta Braves Holdings, Inc. (NASDAQ: BATRA, BATRK) consists of 100% of the ownership and voting interest in Braves Holdings, LLC, which is the owner and operator of the Atlanta Braves Major League Baseball Club and the mixed-use real estate development, The Battery Atlanta, and is the operator of the Atlanta Braves Major League Baseball Club’s stadium, Truist Park.

Atlanta Braves Holdings, Inc. Shane Kleinstein, 720-875-5432 Source: Atlanta Braves Holdings, Inc.